SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           E.W. BLANCH HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                           E.W. BLANCH HOLDINGS, INC.
--------------------------------------------------------------------------------
                              3500 West 80th Street
                          Minneapolis, Minnesota 55431
                                                                 March 20, 1998





Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of E. W. Blanch Holdings, Inc. to be held at LeMeridien, 650 N. Pearl Street, Dallas, Texas 75201, on Thursday, April 23, 1998, at 10:30 A.M. Central Daylight Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to vote your proxy. On behalf of your Board of Directors, thank you for your continued support of and interest in E. W. Blanch Holdings, Inc.


                                            Sincerely,

                                            /s/ Edgar W. Blanch, Jr.

                                            Edgar W. Blanch, Jr.
                                            Chairman and Chief Executive Officer

                           E. W. BLANCH HOLDINGS, INC.
                              3500 WEST 80TH STREET
                          MINNEAPOLIS, MINNESOTA 55431

                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998
                               ------------------

     Notice is hereby given that the Annual Meeting of Shareholders of E. W. Blanch Holdings, Inc. (the "Company") will be held at LeMeridien, 650 N. Pearl Street, Dallas, Texas 75201, on Thursday, April 23, 1998, at 10:30 A.M. Central Daylight Time for the following purposes:

     1. To elect three Class II directors to serve until the Annual Meeting of Shareholders in 2001 and until their respective successors are duly elected and qualified;

     2.   To approve the E. W. Blanch Holdings, Inc. Management Incentive Plan;

     3. To approve an amendment to the E. W. Blanch Holdings, Inc. 1993 Stock Incentive Plan;

     4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year; and

     5. To act upon any other business that may properly be brought before the Annual Meeting.

     The close of business on March 9, 1998 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     Enclosed for your information is the Company's Annual Report for the year ended December 31, 1997.


                                        By Order of the Board of Directors

                                        /s/ Daniel P. O'Keefe

                                        Daniel P. O'Keefe
                                        SECRETARY

March 20, 1998

                           E. W. BLANCH HOLDINGS, INC.
                              3500 WEST 80TH STREET
                          MINNEAPOLIS, MINNESOTA 55431



                               ------------------
                                 PROXY STATEMENT
                               ------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998



                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of E. W. Blanch Holdings, Inc. (the "Company") for use at the Annual Meeting of Shareholders, which will be held at 10:30 A.M. Central Daylight Time on Thursday, April 23, 1998, at LeMeridien, 650 N. Pearl Street, Dallas, Texas 75201, and at any adjournment thereof.

     The Board of Directors is aware of four items of business to be considered at the Annual Meeting: (1) the election of three Class II directors to serve until the Annual Meeting of Shareholders in 2001 and until their respective successors are duly elected and qualified; (2) approval of the Company's Management Incentive Plan; (3) approval of an amendment to the Company's 1993 Employee Stock Incentive Plan; (4) ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year. The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Board of Directors recommends that an affirmative vote be cast in favor of all of the proposals listed above.

     The giving of a proxy does not preclude a shareholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, shareholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting. All returned proxies that are properly signed and dated will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR election of the Class II directors named herein, FOR approval of the Management Incentive Plan, FOR approval of the amendment to the 1993 Stock Incentive Plan, and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

     Only shareholders of record at the close of business on March 9, 1998 are entitled to vote at the Annual Meeting or any adjournment thereof. As of said date, 12,629,555 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were outstanding and entitled to one vote per share on all matters submitted to shareholders. A list of shareholders will be available for inspection for at least ten days prior to the Annual Meeting at the principal executive offices of the Company at 3500 West 80th Street, Minneapolis, Minnesota 55431 and at the Annual Meeting.

     This proxy solicitation material is being mailed on or about March 18, 1998 to shareholders as of the record date with a copy of the Company's 1997 Annual Report to Shareholders, which includes financial statements for the period ended December 31, 1997.

     Proxies will be voted at the Annual Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy card. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy will constitute a quorum for the Annual Meeting.

     Directors are elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted "For" a particular director (whether as a result of a direction to withhold or a broker nonvote) will not be counted in such director's favor.

     All other matters to be acted on at the Annual Meeting require the affirmative vote of a majority of the shares present at the meeting, in person or by proxy, to constitute the action of the shareholders. If an executed proxy card is returned and the shareholder has voted "abstain" on any matter (or "withhold authority" as to the election of any Director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company.



                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three Directors expires. It is the intention of the Board that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the reelection of James N. Land, Jr., Chris L. Walker, and Paul B. Ingrey as Directors to hold office for a term of three years until the Annual Meeting of Shareholders in 2001 and until their respective successors are duly elected and qualified.

     The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board of Directors has no reason to believe that any nominee will be unable to serve if elected. The election of Directors requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. The proxies cannot be voted for a greater number of persons than the three named nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES.

     The following sets forth information regarding each nominee and the remaining Directors who will continue in office after the Annual Meeting.


NOMINEES FOR CLASS II DIRECTORS
(TERMS EXPIRING IN 2001)

     JAMES N. LAND, JR. (68)--Mr. Land has served as a Director of the Company since April 1993 and as a corporate financial consultant to a number of companies since October 1976. Mr. Land currently serves on the Board of Directors of The Raytheon Company. In addition, Mr. Land served on the Executive Committee of the Board of Directors of The First Boston Corporation from 1967 to 1976.

     CHRIS L. WALKER (40)--Mr. Walker has served as President and Chief Operating Officer of the Company since July 1995, as Executive Vice President from March 1993 to July 1995 and as a Director of the Company since October 1994. Mr. Walker has been associated with predecessors of the Company since 1980. From 1985 to 1990, he served as Vice President, from 1990 to 1993, he served as Senior Vice President, and from February 1993 to March 1993, he served as Executive Vice President of those predecessors. He is currently serving as Chairman of the Board and Chief Executive Officer of the Company's wholly owned subsidiary, E. W. Blanch Co., Inc.

     PAUL B. INGREY (58)--Mr. Ingrey has served as a Director of the Company since January 1997. Mr. Ingrey retired in January 1997 from F&G Re, which he helped found and where he served as

Chairman of the Board and Chief Executive Officer from January 1996 until his retirement. Prior to 1996, Mr. Ingrey served as President of F&G Re. F&G Re is a reinsurance company and a division of United States Fidelity and Guaranty Company.


CLASS I DIRECTORS
(TERMS EXPIRING IN 2000)

     JOSEPH D. SARGENT (68)--Mr. Sargent has served as a Director of the Company since April 1993. Mr. Sargent has served as Chairman of Connecticut Surety Corporation since January 1993. Mr. Sargent served as the Chief Executive Officer of Conning & Company from 1970 to 1990 and as Vice Chairman until 1993. Connecticut Surety Corporation is a surety operation formed in conjunction with the venture capital operations of Conning & Company. Mr. Sargent is also the former Chairman of S-K-I Ltd., the largest publicly held ski resort in the United States. He currently serves as a director of MMI Companies, Inc., Trenwick Group, Inc., Policy Management Systems Corporation, Mutual Risk Management Ltd. and Executive Risk, Inc.

     FRANK S. WILKINSON, JR. (58)--Mr. Wilkinson has served as Executive Vice President and a Director of the Company since its formation in March 1993. Mr. Wilkinson has been associated with predecessors of the Company since 1969. From 1979 to 1993, he served as Executive Vice President of those predecessors. He is currently serving as Chairman of the Board and Chief Executive Officer of the Company's wholly owned subsidiaries, Paragon Reinsurance Risk Management Services, Inc. and E. W. Blanch Capital Risk Solutions, Inc.

CLASS III DIRECTORS
(TERMS EXPIRING IN 1999)

     EDGAR W. BLANCH, JR. (61)--Mr. Blanch has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in March 1993. Mr. Blanch has been associated with predecessors of the Company since 1958. From 1976 to 1993, he served as Chief Executive Officer of those predecessors.

     WILLIAM B. MADDEN (59)--Mr. Madden has served as a Director of the Company since April 1993 and as the President of Madden Securities Corporation, a general securities and investment banking firm, since 1986. Mr. Madden currently is the Chairman of the Board of Directors of Mercantile Bank and Trust and serves as a director of Pillowtex Corporation.

     STEVEN G. ROTHMEIER (51)--Mr. Rothmeier has served as a Director of the Company since April 1993 and as Chairman of the Board of Directors and Chief Executive Officer of Great Northern Capital, a private investment management and merchant banking firm, since March 1993. Mr. Rothmeier served as President of IAI Capital Group, a venture capital and merchant banking firm, from 1989 to 1993 and as Chairman of the Board of Directors and Chief Executive Officer of NWA, Inc. and Northwest Airlines Inc. from 1985 to 1989. Mr. Rothmeier currently is a director of Honeywell Inc., Department 56, Inc., Precision Castparts Corp., and Waste Management, Inc.

                        BOARD OF DIRECTORS AND COMMITTEES


COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Messrs. Ingrey, Land, Madden, Rothmeier and Sargent. The Compensation Committee determines the compensation for executive officers of the Company and establishes the Company's compensation policies and practices. The Compensation Committee also grants awards under the Company's employee stock plans.


AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") consists of Messrs. Ingrey, Land, Madden, Rothmeier and Sargent. The Audit Committee submits recommendations to the Board of Directors with respect to the selection of the Company's independent auditors and with respect to any other matters it deems appropriate. It reviews the annual financial statements of the Company with the Company's independent auditors, the practices and procedures adopted by the Company in the preparation of such statements and the independent auditor's annual scope of audit.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings, the Compensation Committee held five meetings and the Audit Committee held four meetings. All Directors attended more than 75% of the meetings of the Board of Directors and committees on which they served.


DIRECTORS' COMPENSATION

     Directors of the Company who are not officers or employees of the Company receive a fee of $6,000 per quarter plus $1,000 per meeting, including committee meetings, attended. Directors of the Company who are officers or employees of the Company do not receive additional compensation for their services as a Director. No Director receives additional compensation for serving on a committee other than the fee for attendance at committee meetings. Directors of the Company who are not officers or employees of the Company may elect to receive their fees in the form of Common Stock of the Company, or to defer receipt of such fees and have the deferred amounts treated as if invested in Common Stock, pursuant to the Company's Non-Employee Directors' Stock Plan.

     In addition, pursuant to the Company's Directors' Stock Option Plan (the "Directors' Stock Option Plan") adopted on July 24, 1997, each non-employee Director automatically receives an initial stock option grant for 5,000 shares of Common Stock on the date such person first becomes a Director and an additional annual stock option grant for 2,000 shares of Common Stock on the date of the Annual Meeting of Shareholders in each year. The initial stock option grant of 5,000 shares was granted to each non-employee Director in office on the date the Directors' Stock Option Plan was adopted. The initial stock option grant vests one-third on the date of grant and one-third on each of the first and second anniversary dates of the date of grant, provided the non-employee Director is still a Director of the Company on such date. The annual option grants vest in full six months following the date of grant, provided the non-employee Director is still a Director of the Company on such date. The annual stock option grant is only awarded to non-employee Directors who have served since the date of the last Annual Meeting of Shareholders and who will continue to serve as Directors after the date of such grant. All options granted under the Directors' Stock Option Plan are nonqualified stock options with a term of ten years and are granted at an option price equal to the fair market value of the Common Stock on the date of grant.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 9, 1998: (i) by each Director; (ii) by each of the executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation;" (iii) by all Directors and executive officers of the Company as a group; and (iv) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                                  AMOUNT AND NATURE OF
         NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP     PERCENT OF CLASS
         ------------------------                ----------------------   -----------------
         Edgar W. Blanch, Jr.                            648,573(1)              5.14%

         Paul B. Ingrey                                   21,500(2)                 *

         James N. Land, Jr.                                6,000                    *

         William B. Madden                                 3,000(3)                 *

         Steven G. Rothmeier                               5,000                    *

         Joseph D. Sargent                                 3,500                    *

         Chris L. Walker                                 194,764                 1.54%

         Frank S. Wilkinson, Jr.                         345,393(4)              2.73%

         Tom S. Nelson                                    55,068(5)                 *

         Daniel P. O'Keefe                                   593(6)                 *

         Ian D. Packer                                     3,064                    *

         All directors and executive officers
          as a group (10 persons)                      1,230,823                 9.75%

         Royce & Associates, Inc.                        697,600(7)              5.52%
         Royce Management Company                         30,200(7)                 *
         Charles M. Royce, Controlling Person
         1414 Avenue of the Americas
         New York, NY 10019

         FMR Corp.                                       713,000(8)              5.65%
         82 Devonshire Street
         Boston, MA 02109

         Lazard Freres & Co. LLC                         708,541(9)              5.61%
         30 Rockefeller Plaza
         New York, New York 10020


------------------

*    Indicates ownership of less than 1% of the outstanding Common Stock.

(1) Includes 71,660 shares of Common Stock beneficially owned by the Christina Sozio Blanch Trust and which, due to Mr. Blanch's position as trustee of such Trust, may be deemed to be beneficially owned by him.

(2) Includes 10,000 shares of Common Stock beneficially owned by a family trust and which, due to Mr. Ingrey's position as trustee of such trust, may be deemed to be beneficially owned by him.

(3) Includes 1,000 shares of Common Stock beneficially owned by Mr. Madden's spouse as to which he disclaims beneficial ownership.

(4) Includes 10,800 shares of Common Stock beneficially owned by charitable and minors' trusts and which, due to Mr. Wilkinson's position as trustee of such trusts, may be deemed to be beneficially owned by him.

(5) Includes 25,000 shares of Common Stock beneficially owned by Mr. Nelson's spouse as to which he disclaims beneficial ownership.

(6) Common Stock owned by Mr. O'Keefe's spouse as to which he disclaims beneficial ownership.

(7) Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC") and Charles M. Royce reported on an amended Schedule 13G, dated February 4, 1998, filed with the Securities and

     Exchange Commission that Royce had sole voting and dispositive powers with respect to 697,600 shares and that RMC had sole voting and dispositive powers with respect to 30,200 shares. Royce and RMC reported that the filing was made on their behalf as investment advisers. Mr. Royce reported that he does not own any shares of the Company's Common Stock and he disclaims beneficial ownership of the shares held by Royce and RMC.

(8) FMR Corp. reported on a Schedule 13G, dated February 14, 1998, filed with the Securities and Exchange Commission that FMR Corp. and certain of its affiliates and subsidiaries had sole voting power with respect to 127,300 shares, no shared voting power with respect to the shares and sole dispositive power with respect to 713,000 shares. FMR Corp. also reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and that none of such persons had an interest relating to more than 5% of the Company's outstanding Common Stock.

(9) Lazard Freres & Co. LLC. ("Lazard") reported on a Schedule 13G, dated February 13, 1998, filed with the Securities and Exchange Commission that it had sole voting power with respect to 635,291 shares, no shared voting power with respect to the shares and sole dispositive power with respect to 708,541 shares. Lazard also reported that the filing was made in its capacity as an investment adviser and that clients of Lazard have the right to receive dividends from, or the proceeds from the sale of, the shares, and that none of such persons was known to have an interest relating to more than 5% of the Company's outstanding Common Stock.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. The Company believes that during 1997 all Directors and executive officers of the Company complied with their Section 16(a) filing requirements, except that a Form 4 Statement of Changes in Beneficial Ownership was filed late reporting 500 shares purchased by Mr. Madden's spouse.

                             EXECUTIVE COMPENSATION

     The following table shows compensation for each of the last three fiscal years of the Chief Executive Officer, the other four most highly compensated persons serving as executive officers at the end of the last fiscal year and Tom
S. Nelson, who ceased being an executive officer during the last fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                             ANNUAL COMPENSATION               ----------------------------
                               -----------------------------------------------   RESTRICTED     SECURITIES
                                                                OTHER ANNUAL        STOCK       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY    BONUS(1)   COMPENSATION(2)   AWARDS($)(3)   OPTIONS (#)   COMPENSATION(4)
------------------------------ ------ ----------- ---------- ----------------- -------------- ------------- ----------------
Edgar W. Blanch, Jr.           1997    $823,750    $849,902       $ 25,000        $412,733       500,000         $82,719
 Chairman of the Board,        1996    $895,000          --       $ 25,000              --            --         $76,813
  Chief Executive Officer      1995    $895,000          --       $  7,043              --            --         $73,335
  and Director

Chris L. Walker                1997    $403,750    $425,895       $189,803        $196,053       115,000         $37,033
 President, Chief Operating    1996    $475,000          --       $  2,000              --        40,000         $36,498
  Officer and Director         1995    $416,667          --       $    250              --        30,000         $45,727

Frank S. Wilkinson, Jr.        1997    $371,773    $199,545       $ 20,000        $180,556        75,000         $39,014
 Executive Vice President      1996    $437,380    $ 31,250       $ 20,000              --            --         $39,014
  and Director                 1995    $437,380    $ 31,250       $  7,116              --            --         $39,014

Ian D. Packer(5)               1997    $255,000    $280,486       $171,356        $123,837       125,000         $23,245
 Executive Vice President      1996    $150,000          --       $ 19,919              --            --         $   311
  and Chief Financial Officer

Tom S. Nelson(6)               1997    $219,391          --       $  1,000              --            --              --
 Executive Vice President      1996    $250,000          --       $  1,200              --            --         $20,158
  and Chief Accounting         1995    $250,000          --       $    250              --            --         $20,012
  Officer

Daniel P. O'Keefe(7)           1997    $182,000    $ 70,423             --        $ 90,812        40,000         $16,477
 Senior Vice President         1996    $150,000          --             --              --         5,000         $   352
  and General Counsel
------------------

(1) "Bonus" for 1997 includes shares of Common Stock which will be paid on April 1, 1998 pursuant to the Executive Restricted Stock Incentive Plan for 1997, as follows: Mr. Blanch (5,993); Mr. Walker (2,847); Mr. Wilkinson (2,621); Mr. Packer (1,798); and Mr. O'Keefe (1,319). Based on the closing price of the Common Stock on December 31, 1997 of $34.4375 per share, such shares are reported in the above table as having the following value: Mr. Blanch ($206,384); Mr. Walker ($98,044); Mr. Wilkinson ($90,261); Mr.
     Packer ($61,919); and Mr. O'Keefe ($45,423). The balance of the bonus for 1997 for Messrs. Blanch ($437,134); Walker ($327,851); Wilkinson ($109,284); and Packer ($218,567) represents payment under the 1997 Management Incentive Plan described below. The balance of the bonus for 1997 for Mr. O'Keefe represents payment under the Broker Incentive Plan ($5,000) and payment of the bonus provided by Mr. O'Keefe's 1996 Employment Agreement ($20,000).
(2) "Other Annual Compensation" includes: (a) financial planning and tax preparation fees, with respect to Messrs. Blanch, Walker, Wilkinson, and Nelson; and reimbursements of taxable income incurred in relocation expenses for Messrs. Walker ($187,603) and Packer ($171,356) in 1997, and Mr. Packer ($19,919) in 1996.
(3) Shares of restricted stock awarded pursuant to the Executive Restricted Stock Incentive Plan for 1997, as follows: Mr. Blanch (11,985); Mr. Walker (5,693); Mr. Wilkinson ((5,243); Mr. Packer (3,596); and Mr. O'Keefe (2,637). The value of the shares reported in the above table is based on the closing price of the Common Stock on December 31, 1997 of $34.4375 per share. The shares of restricted stock vest 50% on April 1, 1999 and 50% on April 1, 2000. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest. As of December 31, 1997, none of the named executive officers held any shares of restricted stock.
(4)  "All Other Compensation" for 1997 includes:
     (a) Contribution at 7.5% of salary pursuant to the Company's retirement plan, subject to the Internal Revenue Code limitation of $12,000, with the remainder being paid in cash to Mr. Blanch ($61,031), Mr. Wilkinson ($20,804), Mr. Walker ($23,625), Mr. Packer ($10,500), and
          Mr. O'Keefe ($4,125).
     (b) Group term life taxable income with regard to Mr. Blanch ($9,688), Mr. Wilkinson ($6,210), Mr. Walker ($1,408), Mr. Packer ($745), Mr. Nelson ($821) and Mr. O'Keefe ($352).
(5)  Mr. Packer was hired on July 1, 1996.
(6)  Mr. Nelson left the employ of the Company on July 16, 1997.
(7)  Mr. O'Keefe was hired on April 1, 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                                    ------------------------------------------------------------          ANNUAL RATES OF
                                       NUMBER OF       % OF TOTAL                                           STOCK PRICE
                                      SECURITIES      OPTIONS/SARS                                         APPRECIATION
                                      UNDERLYING       GRANTED TO      EXERCISE OR                        FOR OPTION TERM
                                     OPTIONS/SARS     EMPLOYEES IN     BASE PRICE     EXPIRATION   -----------------------------
                                      GRANTED (#)      FISCAL YEAR       ($/SH)          DATE            5%             10%
                                    --------------   --------------   ------------   -----------   -------------   -------------
Edgar W. Blanch, Jr. ............       250,000           19.28%        $ 22.63        4/24/07      $3,557,185      $ 9,014,606
                                        250,000           19.28%        $ 31.38       10/23/07      $4,932,892      $12,500,917
Chris L. Walker .................        15,000            1.16%        $ 24.89        4/25/07      $  179,456      $   506,901
                                        100,000            7.71%        $ 31.38       10/23/07      $1,973,157      $ 5,000,367
Frank S. Wilkinson, Jr. .........        75,000            5.78%        $ 31.38       10/23/07      $1,479,868      $ 3,750,275
Ian D. Packer ...................        25,000            1.93%        $ 22.63        4/24/07      $  355,719      $   901,461
                                         75,000            5.78%        $ 31.38       10/23/07      $1,479,868      $ 3,750,275
Tom S. Nelson ...................            --              --              --             --              --               --
Daniel P. O'Keefe ...............        15,000            1.16%        $ 22.63        4/24/07      $  213,431      $   540,876
                                         25,000            1.92%        $ 31.38       10/23/07      $  493,289      $ 1,250,092

------------------
Options vest one-third after three years from date of grant, and one-third after the fourth and fifth years from date of grant. Vesting of non-vested options accelerates in the event of a change in control. Options have a ten-year term.


             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                    NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED IN-THE-
                                 UNEXERCISED OPTIONS/SARS AT FY-END (#)     MONEY OPTIONS/SARS AT FY-END ($)(1)
                                    -------------------------------           ------------------------------
                                     EXERCISABLE     UNEXERCISABLE             EXERCISABLE     UNEXERCISABLE
                                    -------------   ---------------           -------------   --------------
Edgar W. Blanch, Jr. ............           --          500,000                        --       $3,718,750
Chris L. Walker .................       20,010          194,990                  $318,909       $1,501,803
Frank S. Wilkinson, Jr. .........           --           75,000                        --       $  229,688
Ian D. Packer ...................           --          100,000                        --       $  525,000
Tom S. Nelson ...................       25,000               --                  $378,813               --
Daniel P. O'Keefe ...............                        45,000                                 $  325,938
------------------

(1) Based on $34.4375 per share, which was the closing price of a share of the Common Stock on the New York Stock Exchange on December 31, 1997.


EMPLOYMENT AGREEMENTS

     On May 6, 1993, at the time of the Company's initial public offering, the Company entered into employment agreements with Messrs. Blanch, Wilkinson, Walker and Nelson. These agreements provide for an initial term of three years renewable thereafter on a month-to-month basis, and a minimum annual salary as follows: Mr. Blanch ($895,000); Mr. Wilkinson ($437,380); Mr. Walker ($275,000);
and Mr. Nelson ($175,000). On January 1, 1997, the Company entered into a new employment agreement with Mr. Blanch. This agreement provides for a term of five years and a minimum annual salary of $1,000,000. On February 25, 1998, the Company entered into an employment agreement with Mr. O'Keefe. This agreement provides for an initial term of three years, renewable thereafter on an annual basis, and a minimum annual salary of $265,000, to be effective April 1, 1998.

     Pursuant to the terms of the employment agreements, each executive is prohibited from competing against the Company for a period ending two years after the termination of the executive's employment with the Company.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board has the overall responsibility for compensation actions affecting the Company's executive officers. The Compensation Committee's responsibilities include approving base and incentive compensation. The Compensation Committee is comprised entirely of Directors who are neither current nor former employees of the Company. There are no compensation committee interlocks, i.e., no executive officer of the Company serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Compensation Committee.

     The goal of the Company's executive compensation program is to encourage performance, as well as to attract and retain the management talent required to operate the Company successfully. The program has also been designed to create a strong and direct link between the compensation of the Company's executive officers, on the one hand, and the Company's long range success and shareholder value, on the other hand.


BASE COMPENSATION

     The Committee reviews and approves annually all salary increases for executive officers. As discussed above, minimum annual base salaries were established pursuant to employment agreements with certain executive officers. Base salaries are adjusted in the discretion of the Committee based on the level of responsibility and the individual performance of each officer. Determinations with respect to base salaries are primarily subjective and are not targeted to any specific criteria.

     During 1997, the Company paid base compensation to each of the executive officers as follows: Mr. Blanch, $823,750; Mr. Walker, $403,750; Mr. Wilkinson, $371,773; Mr. Nelson, $208,333; Mr. Packer, $255,000 and Mr. O'Keefe, $182,000.
An increase of $150,000 in base compensation for Mr. Walker has been approved for 1998. Increases in base compensation for Messrs. Blanch and O'Keefe will also go into effect in 1998 pursuant to the terms of their respective employment agreements, discussed above. No other increases for executive officers have been approved or are presently contemplated for 1998.


INCENTIVE COMPENSATION

     The incentive compensation for executive officers of the Company is principally derived from the Company's Management Incentive Plan. The Management Incentive Plan is a shareholder-approved cash bonus plan designed to reward the executive officers for exceptional performance based on the achievement of annual Company performance goals. In order for participants to earn an award, the Company's growth in revenues and net income must exceed predefined amounts. Revenues for the year ended December 31, 1997 were $166.8 million, representing a 53.0% increase over 1996 revenues. Net income for the year ended December 31, 1997 was $25.7 million, representing a 309.0% increase over 1996 net income. This financial performance by the Company resulted in an aggregate Management Incentive Plan bonus pool of $1,293,000.

     The Chairman of the Board and Chief Executive Officer, after consulting with the other members of the executive officer group, makes a recommendation to the Compensation Committee regarding the allocation of the bonus pool among the executive officers. The Compensation Committee approves the actual allocation of bonuses under the Plan. For 1997, the Chairman of the Board and Chief Executive Officer recommended that $1,093,000 be distributed pursuant to the Management Incentive Plan. Amounts distributed under the Management Incentive Plan are reported in the Summary Compensation Table.


STOCK BASED COMPENSATION

     The Committee believes that ownership of the Company's Common Stock by management can effectively motivate the building of shareholder wealth by aligning the interests of management with those of the Company's shareholders. Stock based compensation for executive officers of the Company has historically taken the form of stock options.

     The Committee's determinations with regard to stock option grants to executive officers are based primarily on the officer's level of stock ownership, level of responsibility and individual performance. In 1997, the Committee granted stock options for 855,000 shares to executive officers of the Company based on the foregoing criteria.


EXECUTIVE RESTRICTED STOCK INCENTIVE PLAN

     In 1997, the Committee adopted and the shareholders approved the Company's Executive Restricted Stock Incentive Plan (the "Restricted Stock Incentive Plan"). The purpose of the Restricted Stock

Incentive Plan is to provide at risk, equity-based compensation for a select group of management or highly compensated employees, in order to further incentivize those key employees to contribute to the financial success and growth of the Company, to the benefit of the Company's shareholders.

     Under the Restricted Stock Incentive Plan, each eligible participant may make an irrevocable election to forego a specified percent of his or her base compensation in exchange for the right to receive a restricted stock grant. If the target performance goals set by the Committee for the performance period are achieved, the participant is awarded restricted stock equal in value to two times the amount of base compensation the participant elected to forego, which restricted stock vests one-third on the April 1 following the end of that performance period and one-third on each subsequent April 1. If those target performance goals are not achieved, the participant is awarded restricted stock equal in value to 50% of the amount of base compensation the participant elected to forego, which restricted stock fully vests on the April 1 following the end of that performance period. Messrs. Blanch, Walker, Wilkinson, Packer and O'Keefe elected to participate in the Restricted Stock Incentive Plan in 1997. The performance target established by the Committee for the 1997 performance period was achieved, resulting in the award of shares as reported in the Summary Compensation Table.


RETIREMENT BENEFITS

     Executive officers also participate in the Company's retirement plan which provides that 7.5% of the first $160,000 of compensation (which is the Internal Revenue Code compensation limit for retirement plans) be contributed to the Company's retirement plan, and that 7.5% of the compensation in excess of the $160,000 Internal Revenue Code limit be paid by the Company as a cash award.


CEO COMPENSATION

     Mr. Blanch has served as CEO of the Company since its formation in March 1993. Based on the Stock Performance Graph below, the Company's shareholders have received a total return (consisting of appreciation in the price of the Common Stock and assuming the reinvestment of all dividends) of 100.5% from May 6, 1993 through December 31, 1997. Effective January 1, 1998, the base salary for Mr. Blanch has been increased from $895,000 to $1,000,000 pursuant to the employment agreement discussed above. Mr. Blanch is eligible to receive incentive compensation under the Company's Management Incentive Plan, is eligible to participate in the Executive Restricted Stock Incentive Plan and receives benefits pursuant to the Company's retirement plan. The Compensation Committee approved a bonus for Mr. Blanch under the 1997 Management Incentive Plan of $437,134. In 1997, the Compensation Committee also granted stock options to Mr. Blanch for 500,000 shares of Common Stock. Compensation decisions with regard to Mr. Blanch were based primarily on his level of responsibility, individual performance, Company performance and, in the case of stock options, level of stock ownership.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying "performance-based compensation" and compensation paid pursuant to plans adopted prior to a company's initial public offering of securities will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the compensation of its executive officers in a manner that avoids the deduction limits of Section 162(m). Accordingly, in order to comply with the shareholder approval requirements for "performance-based compensation", the Company is submitting for shareholder approval its Management Incentive Plan and the amendment to its 1993 Stock Incentive Plan.

                                          Compensation Committee
                                          Steven G. Rothmeier, Chairman
                                          Paul B. Ingrey, Member
                                          James N. Land, Jr., Member
                                          William B. Madden, Member
                                          Joseph D. Sargent, Member

                             STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return* (assuming dividends reinvested) on the Common Stock since May 6, 1993 (the effective date of the Company's registration statement for the initial public offering of Common Stock) to the cumulative total shareholder return over such period of (i) the S&P 500 Index and (ii) the S&P Insurance Broker Index.


[GRAPH]

              E W Blanch Holdings      S&P 500         S&P Insurance Brokers
5/93                 100                  100                 100
6/93                  99                  103                  99
9/93                 122                  106                  97
12/93                 98                  108                  90
3/94                  91                  104                  92
6/94                 116                  104                  92
9/94                 126                  110                  89
12/94                114                  110                  91
3/95                 103                  120                  98
6/95                 104                  132                  97
9/95                 106                  142                 105
12/95                132                  151                 104
3/96                 113                  159                 109
6/96                 113                  166                 109
9/96                 110                  171                 111
12/96                116                  185                 123
3/97                 129                  190                 129
6/97                 155                  223                 164
9/97                 180                  240                 174
12/97                201                  247                 180

------------------
* $100 invested on May 6, 1993 in Common Stock or on April 30, 1993 in the relevant index--including reinvestment of dividends.


                   APPROVAL OF THE E. W. BLANCH HOLDINGS, INC.
                            MANAGEMENT INCENTIVE PLAN

     The Compensation Committee has adopted a Management Incentive Plan which is summarized below. The Plan is being submitted for shareholder approval in order to comply with the shareholder approval requirement for qualifying "performance-based compensation" under Section 162(m) of the Code which would generally preserve the tax-deductible status of the incentive compensation payments.


SUMMARY OF MANAGEMENT INCENTIVE PLAN

     The participants in the Management Incentive Plan are certain executive officers of the Company, currently Messrs. Blanch, Walker, Wilkinson, and Packer. Under the Management Incentive Plan, participants will be allocated awards from a bonus pool equal to 20% of the Company's Income before Taxes for each year (excluding the Management Incentive Plan expense) in excess of 120% of the Company's Income before Taxes for the prior year (excluding the Management Incentive Plan expense and excluding other extraordinary events, such as restructuring charges, as determined by the Compensation Committee) plus 37.5% of the aggregate bonus amount awarded to the operating subsidiaries under their Incentive Plans. The amount awarded to the operating subsidiaries under their Incentive Plans is based upon the achievement of revenue growth in excess of a predefined goal and profit margin improvement.

     The Plan provides that the Chief Executive Officer shall be paid 50% of the Management Incentive Plan bonus pool. The Committee may not increase this percentage allocation, but may, in its discretion, reduce it. Bonuses will be allocated to the other participating executive officers from the remaining funds in the pool based upon the Committee's judgment of their performance during the year. In addition, individual bonuses paid to the participants may not exceed 100% of their respective base salaries for the year. Bonuses available for distribution will be paid by March 15 of the following year. In order to be eligible to receive a bonus, a participant must be an employee of the Company on the date such bonus is to be paid.

     The design of the Management Incentive Plan is the same as the 1997 Management Incentive Plan, previously approved by shareholders. The Management Incentive Plan in effect during 1997 resulted in a pool of $1,293,000, of which an aggregate amount of $1,093,000 was awarded, as reported in the Summary Compensation Table.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.


                        APPROVAL OF THE AMENDMENT TO THE
                            1993 STOCK INCENTIVE PLAN

     In 1993, the Company's Board of Directors adopted, and the shareholders approved, the 1993 Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to provide a means through which the Company may attract and retain key employees and provide those key employees with incentives to contribute to the profitable growth of the Company. This plan is the vehicle for, among other things, awarding stock options or stock appreciation rights ("SARs") to eligible employees.

     On January 22, 1998, the Board of Directors approved an amendment to the Stock Incentive Plan, subject to shareholder approval, to increase the number of shares of Common Stock available for awards by an additional 2,000,000 shares, thereby increasing the total number of shares available for awards under the Stock Incentive Plan to 4,400,000. The Company had reserved 800,000 shares to be issued under the Stock Incentive Plan when it was approved in 1993; an amendment to the Stock Incentive Plan was approved by the shareholders in 1996 which increased the shares available for awards of stock by 1,600,000, for a total of 2,400,000 shares; however 1,823,500 of those shares had been awarded as of March 9, 1998. In addition, the Company had reserved 396,000 additional shares for future grant, resulting in only 180,500 shares available for future awards. The Board adopted this amendment to ensure that the Company will continue to have sufficient shares available to attract and retain key employees.

     At the Annual Meeting, the shareholders are being requested to consider and approve the foregoing amendment to the Stock Incentive Plan. The essential features of the Stock Incentive Plan are outlined below.

     STOCK INCENTIVE PLAN. The Stock Incentive Plan is administered by the Compensation Committee and no Compensation Committee member is eligible to participate in the Stock Incentive Plan. Officers and key employees are eligible to receive a variety of different types of awards under the Stock Incentive Plan.

     Options granted under the Stock Incentive Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). The exercise price of the options will be determined by the Compensation Committee when the options are granted, subject to a minimum price in the case of ISOs of the Fair Market Value (as defined in the Stock Incentive Plan) of the Common Stock on the date of grant (110% of Fair Market Value in the case of greater than 5% shareholders) and a minimum price in the case of NQSOs of the par value of the Common Stock. In the discretion of the Compensation Committee, the option exercise price may be paid in cash or in shares of Common Stock or other property having a Fair Market Value on the date of exercise equal to the option exercise price, or by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

     The Stock Incentive Plan permits the Compensation Committee to grant stock appreciation rights ("SARs"). An SAR granted as an alternative or a supplement to a related stock option will entitle its holder to be paid an amount equal to the Fair Market Value of the Common Stock subject to the SAR on the date of exercise of the SAR less the exercise price of the related stock option or such other price as the Compensation Committee may determine at the time of the grant of the SAR (which may not be less than the lowest price which the Compensation Committee may determine under the Stock Incentive Plan for such stock option.)

     Shares of Common Stock covered by a restricted stock award will be issued to the recipient at the time the award is granted but will be subject to forfeiture in the event continued employment and/or other restrictions and conditions established by the Compensation Committee at the time the award is granted are not satisfied.

     A performance share unit or phantom stock award will provide for the future payment of cash or the issuance of shares of Common Stock to the recipient if continued employment or other performance objectives established by the Compensation Committee at the time of grant are attained.

     Stock bonus awards, restricted stock awards and performance unit awards may, in the discretion of the Compensation Committee, be settled in cash, on each date on which shares of Common Stock covered by the awards would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value of such shares on such date.

     As of March 9, 1998, NQSOs covering 685,000 shares of Common Stock had been granted to the Company's executive officers as a group under the Incentive Plan, of which 250,000 were granted to Mr. Blanch, 215,000 of which were granted to Mr. Walker, 75,000 of which were granted to Mr. Wilkinson, 100,000 of which were granted to Mr. Packer, and 45,000 of which were granted to Mr. O'Keefe. Options covering 888,500 shares of Common Stock had been granted to employees other than executive officers, as a group. The term of all such options is ten years. The options become exercisable over the first five years of the term. As of March 9, 1998, 237,420 of the options granted were exercisable. As of March 9, 1998, 10,668 options had been exercised. All of the options were granted at a price equal to the market price on the date of the grant, and such option prices range from $17.50 to $34.94.

     Shares of restricted Common Stock earned under the Restricted Stock Incentive Plan are issued under the Stock Incentive Plan. On April 1, 1998, 43,732 shares of Common Stock will be issued to the Company's executive officers as a group under the Stock Incentive Plan for the 1997 performance period under the Restricted Stock Incentive Plan, of which 17,978 will be issued to Mr. Blanch; 8,540 to Mr. Walker; 7,864 to Mr. Wilkinson; 5,394 to Mr.
Packer; and 3,956 to Mr. O'Keefe.

     On March 9, 1998, the closing sale price of a share of Common Stock on the New York Stock Exchange was $36.9375.

     The Board of Directors may terminate or amend the Stock Incentive Plan, provided that shareholder approval must be obtained in certain events.

     FEDERAL TAX CONSEQUENCES. Set forth below is a brief description of the federal income tax consequences applicable to ISOs and NQSOs granted under the Stock Incentive Plan.


ISOS
     No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a NQSO.

     The exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.


NQSOS

     With respect to NQSOs: (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE STOCK INCENTIVE PLAN.


                        RATIFICATION AND APPROVAL OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

     On January 22, 1998, the Board of Directors selected the accounting firm of Ernst & Young LLP to serve as its independent auditor for the fiscal year ending December 31, 1998. A proposal to ratify that appointment will be presented at the Meeting. Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 14, 1997, the Company purchased 750,000 shares of Common Stock from Edgar W. Blanch, Jr., the Company's Chairman and Chief Executive Officer. This purchase was negotiated between Mr. Blanch and a Select Committee of the Board of Directors made up of the Board's outside directors. The shares were purchased at a negotiated price of $19.40 per share or $14,550,000. The purchase price represented a 14.7% discount from the trading price of the Company's Common Stock at the time of the purchase. The purchase agreement also included a commitment by Mr. Blanch not to sell his remaining shares for at least a two-year period, except with the approval of the Select Committee.

     In December 1993, the Company invested in Conning Insurance Capital Limited Partnership III (the "Fund"), a private equity fund which invests in the insurance industry. One of the Company's directors, Joseph D. Sargent, was Vice Chairman of Conning & Company at the time, whose affiliate is the general partner of the Fund. The Company's Chairman and Chief Executive Officer is a member of the Advisory Board of the Fund. At December 31, 1996, a total commitment of $4,000,000 had been paid to the Fund.

                             ADDITIONAL INFORMATION


GENERAL

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.


SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     It is anticipated that the next Annual Meeting, after the one scheduled for April 23, 1998, will be held on or about April 22, 1999. All shareholder proposals relating to a proper subject for action at the Annual Meeting in 1999, to be included in the Company's Proxy Statement and form of proxy relating to that meeting, must be received by the Company for its consideration at its principal executive offices no later than November 23, 1998. Any such proposal should be submitted by certified mail, return receipt requested.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY WHO REQUESTS A COPY IN WRITING. REQUESTS FOR COPIES OF THIS REPORT SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT, E.W. BLANCH HOLDINGS, INC., 500 NO. AKARD, SUITE 300, DALLAS, TX 75201.



                                        By Order of the Board of Directors

                                        /s/ Daniel P. O'Keefe

                                        Daniel P. O'Keefe
                                        SECRETARY


March 20, 1998

                          1993 STOCK INCENTIVE PLAN OF
                           E. W. BLANCH HOLDINGS, INC.


1.   PURPOSE

        The purpose of the 1993 Stock Incentive Plan ("Plan") of E. W. Blanch Holdings, Inc. ("Company") is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these key employees.

        A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units, or any combination of the foregoing.

2.   DEFINITIONS

        The following definitions shall be applicable throughout the Plan.

        (a) "Appreciation Date" means the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him, which date shall be the date notice of such designation is received by the Committee, or its designee.

        (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award or Performance Share Unit Award.

        (c) "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

        (d) "Board" means the Board of Directors of the Company, except those members who are employees.

        (e) "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities and Exchange Act of 1934 ["Exchange Act"]) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 25% or more of the voting Stock or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors ("Voting Stock") prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Plan.

        (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (g) "Committee" means the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

        (h) "Common Stock" means the common stock par value $.01 per share, of the Company.

        (i)  "Company" means E. W. Blanch Holdings, Inc.

        (j) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

        (k) "Disability" means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, as determined by the Committee based upon medical evidence acceptable to it.

        (l) "Disinterested Person" means a person who is a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act, or any successor rule or regulation.

        (m) "Eligible Employee" means any person regularly employed by the Company or a Subsidiary on a full-time salaried basis who satisfies all of the requirements of Section 6.

        (n) "Fair Market Value" on a given date means (a) the last reported sale price for the Stock on that date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported on the Composite Tape if the Stock is listed on the New York Stock Exchange ("NYSE") or on the National Association of Securities Dealers National Market System ("NMS") or (b) if the Stock is not then issued on the NYSE or the NMS, the average between the closing bid and asked price quotations for the Stock on that date (or if none on that date, on the next most recent date) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto.

        (o) "Holder" means a Participant who has been granted an Option, a Stock Application Right, a Restricted Stock Award, Phantom Stock Unit Award or a Performance Share Unit Award.

        (p) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

        (q) "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

        (r) "Normal Termination" means termination:

              (i) At retirement (excluding early retirement) pursuant to the Company retirement plan then in effect;

             (ii)   Disability; or

            (iii)   With the written approval of the Committee.

        (s) "Option" means an Award granted under Section 7 of the Plan.

        (t) "Participant" means an Eligible Employee who has been selected to participate in the Plan and to receive an Award pursuant to Section 6.

        (u) "Performance Goals" means the performance objectives of the Company during an Award Period established for the purpose of determining whether, and to what extent, Awards will be earned for the Award Period.

        (v) "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under
Section 9 of the Plan.

        (w) "Phantom Stock Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under
Section 10 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Section 9.

        (x) "Plan" means the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc.

        (y) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Section 10.

        (z) "Restricted Stock" means shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Section 10 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Section 12.

        (aa) "Restricted Stock Award" means an Award granted under Section 10 of the Plan.

        (bb) "Stock" means the Common Stock or such other authorized shares of stock the Company as the Committee may from time to time authorize for use under the Plan.

        (cc) "Stock Appreciation Right" or "SAR" means an Award granted under
Section 8 of the Plan.

        (dd) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

        (ee) "Valuation Date" means the last day of an Award Period or the date of death of a Participant, as applicable.

3.   EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

        Subject to the approval of this Plan by the shareholders of the Company at a duly convened meeting of shareholders, the Plan shall become effective on April 14, 1993, and no further Awards may be made after the expiration of 10 years therefrom.

        The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4.   ADMINISTRATION

        The Committee shall administer the Plan. Each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. Three members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

        No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

        (a) Select the Eligible Employees to participate in the Plan;

        (b) Determine the nature and extent of the Awards to be made to each Participant;

        (c) Determine the time or times when Awards will be made;

        (d) Determine the duration of each Award Period;

        (e) Determine the conditions to which the payment of Awards may be subject;

        (f) Establish the Performance Goals for each Award Period;

        (g) Prescribe the form or forms evidencing Awards; and

        (h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units and shares of Restricted Stock awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

        The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.   GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED
     STOCK AWARDS, PHANTOM STOCK AWARDS AND PERFORMANCE SHARE
     UNITS; SHARES SUBJECT TO THE PLAN

        The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units and/or Performance Share Units to one or more Participants; provided, however, that:

        (a) Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 800,000;

        (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit, shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan; and

        (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase at prices no higher than the Fair Market Value at the time of purchase.

6.   ELIGIBILITY

        Participants shall be limited to officers and key employees of the Company and its Subsidiaries who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.   STOCK OPTIONS

        One or more Options can be granted to any Participant. As determined by the Committee, they may be Incentive Stock Options or Non-Qualified Stock Options. Each Option so granted shall be subject to the following conditions.

        (a) OPTION PRICE. The Option price ("Option Price") per share of Stock shall be set by the Committee at the time of grant but shall not be less than
(i) in the case of an Incentive Stock Option, the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock.

        (b) MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised, or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

        (c) OTHER TERMS AND CONDITIONS. If the Holder has not died or terminated, the Option shall become exercisable in such manner and within such period or periods ("Option Period"), not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement to be entered into in connection therewith.

                (i) Each Option shall lapse in the following situations:

                       *  Ten years after it is granted;
                       * Three years after Normal Termination, except as otherwise provided by the Committee, or
                       *  Any earlier time set forth in the Stock Option
                          Agreement.

                (ii) If the Holder terminates otherwise than by Normal Termination or death, the Option shall lapse at the time of termination.

                (iii) If the Holder dies within the Option Period or within 3 years after Normal Termination (or such other period as may have been established by the Committee), the Option shall lapse unless it is exercised within the Option Period and in no event later than 12 months after the date of Holder's death by the Holder's legal representative or representatives or by the person or persons entitled to do so under the Holder's last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person entitled to receive said Option under the applicable laws of descent and distribution.

        (d) STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

                (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Stock Option Agreement.

                (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

                (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him.

                (iv) In consideration for the granting of each Option, the Holder shall agree to remain in the employment of the Company or one or more of its Subsidiaries at the pleasure of the Company or such Subsidiary for a continuous period of at least 1 year after the Date of Grant. At the discretion of the Committee, this requirement may be waived. The Holder agrees that during such employment, he will devote his time, energy and skills to the service and interests of the Company or such Subsidiary subject to vacations, sick leave, and other absences in accordance with the regular policies of the Company and its Subsidiaries.

                (v) Each Option shall become exercisable by the Holder in accordance with the vesting schedule established by the Committee for the Award.

                (vi) Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

        (e) GRANTS TO 10% HOLDERS OF COMPANY VOTING STOCK. Notwithstanding
Section 7(a), if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of the Company and its Subsidiaries, the period specified in the Stock Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

        (f) LIMITATION. The aggregate Fair Market Value (as determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

        (g) VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at the Option Price, during the exercise period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, exercise period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

        (h) ORDER OF EXERCISE. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

        (i) NOTICE OF DISPOSITION. Participants shall give prompt notice to the Company of any disposition of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the Date of Grant of such Option and/or one year after the receipt of such Stock by the Holder.

8.   STOCK APPRECIATION RIGHTS

Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

        (a) VESTING. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

        (b) FAILURE TO EXERCISE. If on the last day of the Option Period, (or in the case of a SAR independent of an Option, the SAR period established by the Committee) the Fair Market Value of the Stock exceeds the Option Price, the Holder has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such right shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

        (c) PAYMENT. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. The Company shall issue or transfer to the Participant shares of Stock with a Fair Market Value at such time equal to 10O percent of any such excess. Fractional shares shall be settled in cash.

        (d) DESIGNATION OF APPRECIATION DATE. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded.

        (e) EXPIRATION. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded.

9.   PERFORMANCE SHARES

        (a) AWARD GRANTS. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods of not less than three years nor more than five years. At the beginning of each Award Period, the Committee will establish Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders' equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

        (b) DETERMINATION OF AWARD. At the completion of a Performance Share program, or at other times as specified by the Committee, the Committee shall calculate the amount earned with respect to each Participant's award by multiplying the Fair Market Value on the Valuation Date by the number of Performance Share Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Performance Goals.

        (c) PARTIAL AWARDS. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

        (d) PAYMENT OF NON-DEFERRED AWARDS. The amount earned with respect to an Award shall be payable 100% in shares of Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value on the seventh business day prior to payment. Except as provided in subparagraph 9(e), payments of Awards shall be made as soon as practicable after the completion of an Award Period.

        (e) DEFERRAL OF PAYMENT. A Participant may file a written election with the Committee to defer the payment of any amount otherwise payable pursuant to subparagraph 9(d) on account of an Award to a period commencing at such future date as specified in the election. Such election must be filed with the Committee no later than the last day of the month which is two-thirds of the way through the Award Period during which the Award is earned, unless the Committee specifies an earlier filing date.

        (f) SEPARATE ACCOUNTS. At the conclusion of each Award Period, the Committee shall cause a separate account to be maintained in the name of each Participant with respect to whom all or a portion of an Award of Performance Share Units earned under the Plan has been deferred. All amounts credited to such account shall be fully vested at all times.

        (g) ELECTION OF FORM OF INVESTMENT. Within 60 days from the end of each Award Period, and at such time or times, if any, as the Committee may permit, a Participant may file a written election with the Committee of the percentage of the deferred portion of any Award of Performance Share Units which is to be credited with interest, the percentage of such Award which is to be credited with Phantom Stock Units and the percentage of such Award which is to be deemed invested in any other hypothetical investment equivalent from time to time made available under the Plan by the Committee. In the event a Participant fails to file an election within the time prescribed, one hundred percent (100%) of the deferred portion of such Participant's Award shall be credited with Phantom Stock Units.

         (h) INTEREST PORTION. The amount of interest credited with respect to the portion of an Award credited to the Participant's account which is deferred and credited with interest (the "Interest Portion") shall be equal to the amount such portion would have earned had it been credited with interest from the last day of the Award Period with respect to which the Award was made until the seventh business day preceding the date as of which payment is made, compounded annually, at the Company's rate of return on stockholders' equity for each fiscal year that payment is deferred, or at such other rate as the Committee may from time to time determine. The Committee may, in its sole discretion, credit interest on amounts payable prior to the date on which the Company's rate of return on stockholders' equity becomes ascertainable at the rate applicable to deferred amounts during the year immediately preceding the year of payment.

        (i) PHANTOM STOCK UNIT PORTION. With respect to the portion of an Award credited to the Participant's account which is deferred and credited with Phantom Stock Units (the "Phantom Stock Unit Portion"), the number of Phantom Stock Units so credited shall be equal to the result of dividing (i) the Phantom Stock Unit Portion by (ii) the Fair Market Value on the date the Award Period ended.

        (j) DIVIDEND EQUIVALENTS. Within thirty (30) days from the payment of a dividend by the Company on its Stock, the Phantom Stock Unit Portion of each Participant's account shall be credited with additional Phantom Stock Units the number of which shall be determined by (i) multiplying the dividend per share paid on the Company's Stock by the number of Phantom Stock Units credited to his account at the time such dividend was declared, then (ii) dividing such amount by the Fair Market Value on the payment date for such dividend.

         (k) PAYMENT OF DEFERRED AWARDS. Payment with respect to amounts credited to the account of a Participant shall be made in a series of annual installments over a period of ten (10) years. Except as otherwise provided by the Committee, each installment shall be withdrawn proportionately from the Interest Portion and from the Phantom Stock Unit Portion of a Participant's account based on the percentage of the Participant's account which he originally elected to be credited with interest and with Phantom Stock Units, or, if a later election has been permitted by the Committee and is then in effect, based on the percentage specified in such later election. Payments shall commence on the date specified by the Participant in his deferral election, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his account shall have been completed, payment with respect to such amounts shall be made to the Participant's beneficiary in a series of annual installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both. To the extent practicable, each installment payable hereunder shall approximate that part of the amount then credited to the Participant's or beneficiary's account which, if multiplied by the number of installments remaining to be paid would be equal to the entire amount then credited to the Participant's account.

        (l) COMPOSITION OF PAYMENT. The Committee shall cause all payments with respect to deferred Awards to be made in a manner such that not more than one-half of the value of each installment shall consist of Stock. To that end, payment with respect to the Interest Portion and the Phantom Stock Unit Portion of a Participant's account shall be paid in cash and Stock as the Committee shall determine in its sole discretion. The determination of any amount to be paid in cash for Phantom Stock Units shall be made by multiplying (i) the Fair Market Value of one share of Stock on the seventh business day prior to the date as of which payment is made, by (ii) the number of Phantom Stock Units for which payment is being made. The determination of the number of shares of Stock, if any, to be distributed with respect to the Interest Portion of a Participant's account shall be made by dividing (i) one-half of the value of such portion on the seventh business day prior to the date as of which payment is made, by (ii) the Fair Market Value of one share of Stock on such date. Fractional shares shall be paid in cash.

        (m) ALTERNATIVE INVESTMENT EQUIVALENTS. If the Committee shall have permitted Participants to elect to have deferred Awards of Performance Share Units invested in one or more hypothetical investment equivalents other than interest or Phantom Stock Units, such deferred Awards shall be credited with hypothetical investment earnings at such rate, manner and time as the Committee shall determine. At the end of the deferral period, payment shall be made in respect of such hypothetical investment equivalents in such manner and at such time as the Committee shall determine.

        (n) ADJUSTMENT OF PERFORMANCE GOALS. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (i) applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

10.  RESTRICTED STOCK AWARDS AND PHANTOM STOCK UNITS

        (a) AWARD OF RESTRICTED STOCK AND PHANTOM STOCK UNITS.

                (i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

                (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an agreement with respect to Restricted Stock and escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements and shall pay to the Company, as the purchase price of the shares of Stock subject to such Award, the aggregate par value of such shares of Stock within 60 days following the making of such Award. If a Participant shall fail to execute the agreement, escrow agreement and stock powers or shall fail to pay such purchase price within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

                (iii) In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

                (iv) In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents"). Dividend Equivalents credited to Holder's account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

        (b) RESTRICTIONS.

                (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted
        Period: (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Grant; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

                (ii) Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the units shall be subject to forfeiture to the extend provided in subparagraph (d), and to the extent such units are forfeited, all rights of the Holder to such units shall terminate without further obligation on the part of the Company and (2) any other restrictions which the Committee may determine in advance are necessary or appropriate.

                (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

        (c) RESTRICTED PERIOD.

                The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and unless otherwise established by the Committee in the Incentive Plan Agreement, shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units in accordance with the following schedule:

                                          Percentage of Shares or Units
                                          Covered by Each Restricted
                                          Stock Award or Phantom
                                          Stock Units Award for
              Completed Years             Which Restricted Period
              From Date of Grant          Expired
              ----------------------      -----------------------------

              Less than 3 years           Zero Percent
              3 Years                     Thirty-Three Percent
              4 Years                     Thirty-Three Percent
              5 Years                     Thirty-Three Percent

        (d) FORFEITURE PROVISIONS. In the event a Holder terminates employment during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

                (i) Resignation or discharge:

                * The Non-Vested Portion of the Award would be completed forfeited.

                (ii) Retirement, excluding early retirement, pursuant to the Company retirement plan then in effect:

                * The Non-Vested Portion of the Award would be prorated for service during the Restricted Period and would be received as soon as practicable following retirement.

                (iii) Early retirement:

                * If at the Holder's request, the Non-Vested Portion of Award would be completed forfeited.

                * If at the Company's request, the Non-Vested Portion of the Award would be prorated for service during the Restricted Period and paid at the end of the Restricted Period.

                (iv) Death or Disability:

                * The Non-Vested Portion of the Award would be prorated for service during the Restricted Period and paid to the Participant or his beneficiary as soon as practicable following death or disability.

        (e) DELIVERY OF RESTRICTED STOCK AND SETTLEMENT OF PHANTOM STOCK UNITS. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his beneficiary, free of all restrictions under the Plan.

        Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his beneficiary without any charge one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired ("vested unit") and cash equal to any Dividend Equivalents credited with respect to each such vested unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for vested units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit.

        (f) PAYMENT FOR RESTRICTED STOCK. Except as provided in subparagraph 10(a)(ii), a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

        (g) SEC RESTRICTIONS. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend:

        "The shares of Stock represented by this certificate were issued pursuant to the Stock Incentive Plan of E. W. Blanch Holdings, Inc. Such shares have not been registered under the Securities Act of 1933 and may not be sold or transferred except in compliance therewith."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legend securities except in compliance with the Securities Act of 1933, as amended ("Act").

11.  GENERAL

        (a) ADDITIONAL PROVISIONS OF AN AWARD. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

        (b) PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

        (c) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        (d) TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six months prior to the date such tax obligation is determined.

        (e) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

        (f) CONDITIONS. Each Participant to whom Awards are granted under the Plan shall be required to enter into an Incentive Plan Agreement in a form authorized by the Committee, including provisions that the Participant shall not disclose any trade or secret data or any other confidential information of the Company or any of its Subsidiaries acquired during the course of such Participant's employment.

        (g) DESIGNATION AND CHANGE OF BENEFICIARY. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Performance Share Units, Phantom

Share Units or Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

        (h) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

        (i) NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them, or hold them harmless.

        (j) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Minnesota without reference to the principles of conflicts of law thereof.

        (k) FUNDING. Except as provided under Section 10, no provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        (l) NONTRANSFERABILITY. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

        (m) RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

        (n) RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided.

        (o) EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        (p) PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

        (q) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

12.  CHANGES IN CAPITAL STRUCTURE

        Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a "modification within the meaning of Section 424(h)(3) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.  EFFECT OF CHANGE IN CONTROL

        (a) In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 7(f) to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

        (b) In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall, (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant,
(ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee's determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as Possible.

        (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

14.  NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.  AMENDMENTS AND TERMINATION

        The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Board may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that without further stockholder approval the Board shall not:

        (a) Increase the maximum number of shares of Stock which may be issued on exercise of Options, SARs, or pursuant to Restricted Stock Awards, Phantom Stock Unit Awards, or Performance Share Unit Awards, except as provided in
Section 12;

        (b) Change the maximum Option Price;

        (c) Extend the maximum Option term;

        (d) Extend the termination date of the Plan; or

        (e) Change the class of persons eligible to receive Awards under the Plan.

                                 First Amendment
                                     to the
                          1993 Stock Incentive Plan of
                           E. W. Blanch Holdings, Inc.


        This First Amendment to the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc. has been made by E. W. Blanch Holdings, Inc. ("the Company"):

        WHEREAS, the Company has previously established the 1993 Stock Incentive Plan to provide a means to attract able persons to enter and remain in the employ of the Company; and

        WHEREAS, the Company has reserved the right to amend the Plan under the terms hereof;

        NOW, THEREFORE, the Company hereby amends the Agreement as follows:

1.      Subsection "n" of Section 2 has been amended to read as follows:

        "n. 'Fair Market Value' on a given date means (a) the last reported sale price for the Stock on the current business day (or, if there were no such sales on the current business day, on the next most recent date on which there were sales) as reported on the Composite Tape if the Stock is listed on the New York Stock Exchange (`NYSE') or on the National Association of Securities Dealers National Market System (`NMS') or (b) if the Stock is not then issued on the NYSE or the NMS, the average between the closing bid and asked price quotations for the Stock on the prior business day (or if none on the current business day, on the next most recent date) as reported on the National Association of Securities Dealers Automatic Quotation System or any successor thereto."

2.      Subsection "a" of Section 5 has been amended to read as follows:

        "(a) Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 2,400,000;"

3.      Subsection (ii) of Section 7(c) has been amended to read as follows:

        "(ii) If the Holder terminates otherwise than by Normal Termination or death, the Option shall lapse three months after cessation of employment."

The provisions of the 1993 Stock Incentive Plan shall remain otherwise unchanged.

                                Second Amendment
                                     to the
                          1993 Stock Incentive Plan of
                           E. W. Blanch Holdings, Inc.


        This Second Amendment to the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc. has been made by E. W. Blanch Holdings, Inc. ("the Company"):

        WHEREAS, the Company has previously established the 1993 Stock Incentive Plan to provide a means to attract able persons to enter and remain in the employ of the Company; and

        WHEREAS, the Company has reserved the right to amend the Plan under the terms hereof;

        NOW, THEREFORE, the Company hereby amends the Agreement as follows:

        Section 7 shall be amended by adding the following subsection j:

                        "(j) AWARD LIMITATIONS UNDER THE PLAN. No Eligible
                Person may be granted any Award or Awards, the value of which Awards are based solely on an increase in the Value of the shares after the date of such Awards, for more than 250,000 shares in the aggregate in any calendar-year period. The foregoing annual limitation specifically includes the grant of any 'performance-based' awards within the meaning of Section 162(m) of the Code."

The provisions of the 1993 Stock Incentive Plan shall remain otherwise unchanged.

                                 Third Amendment
                                     to the
                          1993 Stock Incentive Plan of
                           E. W. Blanch Holdings, Inc.


        This Third Amendment to the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc. has been made by E. W. Blanch Holdings, Inc. ("the Company"):

        WHEREAS, the Company has previously established the 1993 Stock Incentive Plan to provide a means to attract able persons to enter and remain in the employ of the Company; and

        WHEREAS, the Company has reserved the right to amend the Plan under the terms hereof;

        NOW, THEREFORE, the Company hereby amends the Agreement as follows:

        Subsection "a" of Section 5 has been amended to read as follows:

        "(a) Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 4,400,000;"

The provisions of the 1993 Stock Incentive Plan shall remain otherwise unchanged.

                          E. W. BLANCH HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Edgar W. Blanch, Jr. and Chris L. Walker as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of E. W. Blanch Holdings, Inc. held of record by the undersigned on March 9, 1998, at the Annual Meeting of Shareholders to be held on April 23, 1998 or any adjournment thereof.

1. ELECTION OF DIRECTORS.
   [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY
       (EXCEPT AS MARKED TO THE CONTRARY         TO VOTE FOR ALL NOMINEES
       BELOW):                                   LISTED BELOW:
(INSTRUCTION: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
             James N. Land, Jr., Chris L. Walker, Paul B. Ingrey.


2. APPROVAL OF THE E. W. BLANCH HOLDINGS, INC. MANAGEMENT INCENTIVE PLAN.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. APPROVAL OF THE AMENDMENT TO THE E.W. BLANCH HOLDINGS, INC. 1993 STOCK INCENTIVE PLAN.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.
                     [ ] FOR [ ] AGAINST [ ] ABSTAIN

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2-4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                                Dated: ________________________________, 1998

                                _____________________________________________
                                                  Signature

                                _____________________________________________
                                          Signature if held jointly

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE